UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2021

LIGHTJUMP ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39869	85-2402980
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2735 Sand Hill Road, Suite 110

Menlo Park, CA 94025

(Address of Principal Executive Offices) (Zip Code)

(650) 515-3930

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	LJAQU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	LJAQ	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	LJAQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 8, 2021, the Registration Statement on Form S-1, as amended (File No. 333- 251435) (the “Registration Statement”) relating to the initial public offering of units of LightJump Acquisition Corporation (the “Company”) was declared effective by the Securities and Exchange Commission (“SEC”).

In connection with the consummation of the IPO (defined below), the Company entered into an Underwriting Agreement and various other agreements filed as exhibits to the Registration Statement and filed an amended and restated certificate of incorporation with the Secretary of the State of Delaware on January 12, 2021. The material terms of such agreements and the amended and restated certificate of incorporation are fully described in the Company’s final prospectus, dated January 8, 2021, as filed with the SEC on January 12, 2021. The executed agreements and amended and restated certificate of incorporation are filed as exhibits to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 8.01 of this Form 8-K is incorporated by reference into this Item 3.02.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

On January 12, 2021, the Company consummated its initial public offering (“IPO”) of 12,000,000 of its units (“Units”). Each Unit consists of one share of common stock, $0.0001 par value per share (“Common Stock”), and one-half of one warrant (“Warrant”), with each whole Warrant entitling the holder to purchase one share of Common Stock at a price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $120,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of 3,850,000 warrants (“Private Warrants”) at a price of $1.00 per Private Warrant, generating total proceeds of $3,850,000, to certain of the Company’s initial stockholders and certain funds and accounts managed by the Company. The Private Warrants are identical to the Warrants sold in the IPO, except that the Private Warrants are non-redeemable and may be exercised for cash or on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. The purchasers of the Private Warrants have agreed not to transfer, assign or sell any of the securities purchased in the Private Placement, including the underlying shares of Common Stock (except to certain permitted transferees), until after the consummation of the Company’s initial business combination.

An audited balance sheet as of January 12, 2021 reflecting receipt of the proceeds received by the Company in connection with the consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the press release issued by the Company announcing the consummation of the IPO and Private Placement is included as Exhibit 99.2 to this Current Report on Form 8-K.

On January 15, 2021, the Company consummated the sale of an additional 360,000 Private Warrants pursuant to the underwriter’s exercise of its over-allotment option to purchase 1,800,000 additional Units for gross proceeds of $18,000,000. The Private Warrants were sold at $1.00 per Private Warrant, generating additional gross proceeds of $360,000. Following the closing of the over-allotment option, an aggregate amount of $138,000,000 was placed in the Company’s trust account established in connection with the IPO.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

Exhibit No.	Description
1.1	Underwriting Agreement between the Company and EarlyBirdCapital, Inc. as representative of the underwriters.
1.2	Business Combination Marketing Agreement between the Company and EarlyBirdCapital, Inc.
3.1	Amended and Restated Certificate of Incorporation.
4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.
10.1	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company.
10.2	Registration Rights Agreement between the Company and EarlyBirdCapital, Inc.
10.3	Subscription agreement for private warrants by LightJump One Founders, LLC.
10.4	Stock Escrow Agreement among the Company, LightJump One Founders, LLC and Continental Stock Transfer & Trust Company.
10.5	Administrative Services Agreement between the Company and LightJump One Founders, LLC.
99.1	Audited balance sheet.
99.2	Press release announcing closing of IPO and closing of over-allotment option.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2021

LIGHTJUMP ACQUISITION CORP.

By:	/s/ Robert Bennett
	Name:	Robert Bennett
	Title:	Chief Executive Officer